As filed with the Securities and Exchange Commission on September 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Logistic Properties of the Americas

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Brickell Key Drive

Suite 700

Miami, FL 33131

Telephone: + 506 2204 7020

(Address of principal executive offices, including zip code)

Logistic Properties of the Americas 2024 Equity Incentive Plan

(Full title of the Plan)

Thomas McDonald

601 Brickell Key Drive

Suite 700

Miami, FL 33131

Telephone: +1 (646) 663 4950

(Name of agent for service; address and zip code; area code and telephone number)

Send copies to:

Michael L. Fitzgerald, Esq. Joy K. Gallup, Esq. Baker & McKenzie LLP 452 5th Ave New York, NY 10018 (212) 626-4100	Esteban Saldarriaga Logistic Properties of the Americas Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica +506 2204 7020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected to decline the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Logistic Properties of the Americas (the “Registrant”) in accordance with the requirements of Form S-8 for the purpose of registering 3,170,974 ordinary shares, par value $0.0001 per share of the Registrant (the “Ordinary Shares”), available for issuance pursuant to the Logistics Properties of the Americas 2024 Equity Incentive Plan (the “Plan”). Throughout this Registration Statement, unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “LPA,” “the Company” and “our company” refer to Logistic Properties of the Americas and its consolidated subsidiaries, which prior to the Business Combination was the business of LatAm Logistic Properties, S.A. and its subsidiaries.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

*	In accordance with the instructional note to Part I of Form S-8 as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 is not required to be filed with the SEC either as part of this Registration Statement, prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and it has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and those incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

We incorporate information herein by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part hereof, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date hereof. We incorporate by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

●	Our annual report on Form 20-F filed with the SEC on April 26, 2024;

●	Our prospectus filed with the SEC on September 20, 2024 as a part of our Registration Statement on Form F-1, which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

Our reports on Form 6-K filed on July 15, 2024, August 14, 2024 (which contains the unaudited condensed consolidated interim financial statements as of June 30 2024 and December 31, 2023 and for the three and six months ended June 30, 2024 and 2023), and September 16, 2024;

●	Our report on Form 6-K furnished to the SEC on May 13, 2024, filed as Exhibit 99.1 to this Registration Statement; and

●	The description of our Ordinary Shares as contained in our Registration Statement on Form 8-A12B (File No.001-41995), filed by us with the SEC on March 27, 2024, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Prospectus unless we expressly indicate in such documents that they or portions thereof shall be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

The Companies Act (As Revised) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect or the consequences of committing a crime. Our amended and restated memorandum and articles of association (the “Charter”) provides for indemnification of our officers and directors to the maximum extent permitted by applicable law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

In accordance with the Charter, we may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the directors (other than liability arising out of that person’s dishonesty): (a) an existing or former director (including alternate director), secretary, officer or auditor of the Registrant, the Registrant’s existing or former subsidiaries, a company in which the Registrant has or had an interest (whether direct or indirect); or (b) a trustee of an employee or retirement benefits scheme or other trust in which any of the aforementioned is or was interested.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).

5.1*	Opinion of Ogier (Cayman) LLP.

10.1†	Logistic Properties of the Americas 2024 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).

23.1*	Consent of Ogier (Cayman) LLP (included as part of Exhibit 5.1).

23.2*	Consent of Deloitte & Touche, S.A., independent registered accounting firm for Logistic Properties of the Americas.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

99.1*	Report of Logistic Properties of the Americas on Form 6-K (File No. 001-41995) furnished to the SEC on May 13, 2024

107*	Filing Fee Table.

*	Filed herewith.

†	Indicates a management contract or any compensatory plan, contract or arrangement.

ITEM 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, FL, on September 30, 2024.

LOGISTIC PROPERTIES OF THE AMERICAS

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Esteban Saldarriaga and Paul Smith, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Logistic Properties of the Americas, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

NAME	POSITION	DATE

/s/ Esteban Saldarriaga	Chief Executive Officer	September 30, 2024
Esteban Saldarriaga	(Principal Executive Officer)

/s/ Paul Smith	Chief Financial Officer	September 30, 2024
Paul Smith	(Principal Financial and Accounting Officer)

/s/ Thomas McDonald	Director	September 30, 2024
Thomas McDonald

/s/ Roger Lazarus	Director	September 30, 2024
Roger Lazarus

/s/ Gloria Canales Saldaña	Director	September 30, 2024
Gloria Canales Saldaña

/s/ Mauricio Salgar	Director	September 30, 2024
Mauricio Salgar

/s/ Diego Durruty	Director	September 30, 2024
Diego Durruty

/s/ Françoise Lavertu	Director	September 30, 2024
Françoise Lavertu

/s/ Javier Marquina	Director	September 30, 2024
Javier Marquina

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Logistic Properties of the Americas, has signed this Registration Statement or amendment thereto in Miami, FL, on September 30, 2024.

Thomas McDonald

By:	/s/ Thomas McDonald
Name:	Thomas McDonald
Title:	Authorized Representative